1 Exhibit 10.37 AMENDMENT TO EMPLOYMENT AGREEMENT This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is effective as of February 23, 2016 (the "Effective Date"), by and between FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation ("FIS" or the "Company"), and James W. Woodall (the "Employee") and amends that certain Employment Agreement dated October 1, 2009, as previously amended on January 29, 2013 and March 15, 2013 (as previously amended, the "Agreement"). Unless expressly amended herein, the terms of the Agreement remain in full force and effect. In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows: 1. Section 4 is deleted and the following is inserted in lieu thereof: “4. Salary. During the Employment Term, Company shall pay Employee an annual base salary, before deducting all applicable withholdings, of no less than $605,000 per year, payable at the time and in the manner dictated by Company's standard payroll policies. Such minimum annual base salary may be periodically reviewed and increased (but not decreased without Employee's express written consent) at the discretion of Company to reflect, among other matters, cost of living increases and performance results (such annual base salary, including any increases, the "Annual Base Salary").” 2. Sections 5(b) and (c) are deleted and the following is inserted in lieu thereof: “(b) supplemental disability insurance sufficient to provide a benefit to Employee equal to two-thirds of Employee's pre-disability Annual Base Salary until Employee reaches the age of 65, provided that such coverage is available in the market using traditional standards of underwriting; (c) an annual incentive bonus opportunity under Company's annual incentive plan ("Annual Bonus Plan") for each calendar year included in the Employment Term, with such opportunity to be earned based upon attainment of performance objectives established by Company ("Annual Bonus"). Employee's target Annual Bonus under the Annual Bonus Plan shall be no less than 150% of Employee's then current Annual Base Salary, with a maximum of up to 300% of Employee's then current Annual Base Salary (collectively, the target and maximum Annual Bonus are referred to as the "Annual Bonus Opportunity"). Employee's Annual Bonus Opportunity may be periodically reviewed and increased by Company, but may not be decreased without Employee's express written consent. Employee’s Annual Bonus is subject to the Company’s clawback policy, pursuant to which the Company may recoup all or a portion of any bonus paid if, after payment, there is a finding of fraud, a restatement of financial results, or errors or omissions discovered that call into question the business results on which the bonus was based. If owed pursuant to the terms of the Annual Bonus Plan, the Annual Bonus shall be paid no later than the March 15th first following the calendar year to which the Annual Bonus relates. Unless provided otherwise herein or the Board of Directors of Company (the "Board") determines otherwise, no Annual Bonus shall be paid to Employee unless Employee is employed by Company, or an affiliate thereof, on the Annual Bonus payment date;”

2 3. The following is inserted as Section 6 and all subsequent Sections are renumbered accordingly: “6. Compensation Policies. Company has adopted certain compensation related policies that apply to Employee. Employee acknowledges that, as a corporate officer, he is expected to maintain an ownership level in Company stock of at least two (2) times his annual base salary and that following the vesting of any restricted shares granted to him, Employee must hold 50% of those shares for at least six (6) months. Employee further represents that he has read and understands the Company’s policies regarding insider trading and prohibiting the hedging and pledging of Company stock.” 4. Sections 8(f)(i) and (ii) are deleted and the following is inserted in lieu thereof: “(i) a material adverse change in Employee's position or title, or a material diminution in Employee's managerial authority, duties or responsibilities or the conditions under which such duties or responsibilities are performed (e.g., a material reduction in the number or scope of department(s), functional group(s) or personnel over which Employee has managerial authority), in each case as in effect as of immediately following the Effective Date of the most recent Amendment to the Agreement; (ii) a material adverse change in the position to whom Employee reports (i.e. the CEO);” 5. Section 9(a)(iv) is deleted and the following is inserted in lieu thereof: “(iv) All stock option, restricted stock and other equity-based incentive awards granted by Company that were outstanding but not vested as of the Date of Termination shall become immediately vested and/or payable, as the case may be;” [Signature page follows]

3 IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the date first set forth above. FIDELITY NATIONAL INFORMATION SERVICES, INC. By: ___________//S//_______________ Its: CEVP, Chief Administrative Officer JAMES W. WOODALL ______________//S//________________